EXHIBIT (1)(b)

CONSENT OF BOARD OF DIRECTORS - MERGER

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

TRANSAMERICA LIFE INSURANCE COMPANY

June 13, 2008

The undersigned, being all of the Directors of Transamerica Life Insurance Company, an Iowa corporation (hereafter referred to as the “Company”), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8, of the Company’s Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

RESOLVED, that the Board of Directors of the Company hereby approves the terms and form, in substantially the form which attached hereto and made a part of this Written Consent, of the Plan of Merger by and between Transamerica Occidental Life Insurance Company (“TOLIC”) and Transamerica Life Insurance Company (“TLIC”), wherein TLIC will be the surviving corporation, and that the effective date of the merger will be October 1, 2008, or such later date as the appropriate regulatory authorities have approved such merger.

FURTHER RESOLVED, that the Plan of Merger be submitted and recommended for approval to the sole shareholder of the Company.

FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized to take such actions and execute such documents as they may deem necessary to effectuate the aforestated Agreement.

WHEREAS, it will be necessary to execute and file certain documents with the various state insurance departments to reflect the aforementioned merger; and

WHEREAS, the Company desires to avoid having to adopt separate individual resolutions for each state in the future.

NOW, THEREFORE, BE IT RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger of TOLIC into TLIC; and

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FURTHER RESOLVED, that, if with respect to any state insurance department, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted by this Written Consent; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by this Written Consent.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Life Insurance Company as of the date first hereinabove set forth.

/s/ Brenda K. Clancy	/s/ Arthur C. Schneider
Brenda K. Clancy	Arthur C. Schneider

/s/ Kenneth Kilbane	/s/ Craig D. Vermie
Kenneth Kilbane	Craig D. Vermie

/s/ Mark W. Mullin
Mark W. Mullin

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ARTICLES OF MERGER

OF

TRANSAMERICA LIFE INSURANCE COMPANY

AN IOWA CORPORATION

AND

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

AN IOWA CORPORATION

Pursuant to the provisions of Section 490.1102 of the Iowa Business Corporation Act, Transamerica Life Insurance Company, an Iowa corporation (“TLIC”), hereby merges Transamerica Occidental Life Insurance Company, an Iowa corporation (“TOLIC”) into TLIC on the following terms and conditions:

1.	TLIC and TOLIC are hereby merged in accordance with the terms of, and in the manner set forth in, the Plan of Merger attached hereto as Exhibit A and incorporated herein by reference, effective October 1, 2008. The name of the surviving corporation is “Transamerica Life Insurance Company”. The Articles of Incorporation of TLIC shall continue as the Articles of Incorporation of the surviving corporation.

2.	The Plan of Merger was approved by resolution adopted by the Boards of Directors of TLIC and TOLIC and by resolution adopted by the Shareholders of TLIC and TOLIC, and the performance of its terms were duly authorized by all action required by the laws of the State of Iowa and by the articles of incorporation of TOLIC and TLIC.

3.	TOLIC has Common Stock outstanding, par value $12.50 per share, all of which are owned by Transamerica International Holdings, Inc. and Voting Preferred Stock outstanding, par value $12.50 per share, all of which are owned by Transamerica Corporation. There are no shares of any other class of capital stock of TOLIC outstanding.

4.	TLIC has Common Stock outstanding, par value $10.00 per share, all of which are owned by Transamerica Occidental Life Insurance Company, and Series B Preferred Stock outstanding, par value $10.00 per share, all of which are owned by AEGON USA, LLC.

5.	The executed Plan of Merger is on file at the principal place of business of TLIC, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

CORPORATE SEAL Attest:	TRANSAMERICA LIFE INSURANCE COMPANY

By:
Craig D. Vermie		Brenda K. Clancy
Secretary		President Date:

CORPORATE SEAL Attest:	TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:
Craig D. Vermie		James M. Flewellen
Secretary		President Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                                              , a Notary Public, do hereby certify that on                                 , 2008, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public My Commission Expires: _____________

STATE OF CALIFORNIA )
) ss
COUNTY OF__________ )

I,                                              , a Notary Public, do hereby certify that on                                 , 2008, personally appeared before me James M. Flewellen, who being by me first duly sworn, declared that he is the President of Transamerica Occidental Life Insurance Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public My Commission Expires: _____________

EXHIBIT A

PLAN OF MERGER

OF

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

AN IOWA CORPORATION

INTO

TRANSAMERICA LIFE INSURANCE COMPANY

AN IOWA CORPORATION

1. The name of the corporation to be merged is Transamerica Occidental Life Insurance Company (“TOLIC”), an Iowa corporation incorporated on June 30, 1906. The name of the corporation into which TOLIC will merge is Transamerica Life Insurance Company (“TLIC”), an Iowa corporation incorporated on April 14, 1961.

2. TOLIC has Common Stock outstanding, par value of $12.50 each, all of which are owned by Transamerica International Holdings, Inc. (“TIHI”), and Voting Preferred Stock outstanding, par value of $12.50 each, all of which are owned by Transamerica Corporation. TLIC has Common Stock outstanding, par value of $10.00 each, all of which owned by TOLIC; and Series B Preferred Stock outstanding, par value of $10.00 each, all of which owned by AEGON USA, LLC. TLIC, TOLIC, TIHI, Transamerica Corporation and AEGON USA, LLC are affiliated corporations within the same insurance holding company system.

3. The name of the surviving corporation shall be “Transamerica Life Insurance Company”. The Articles of Incorporation of TLIC shall continue as the Articles of Incorporation of the surviving corporation. The Bylaws of TLIC shall continue as the Bylaws of the surviving corporation.

4. The officers and board of directors of TLIC shall continue in office until their successors are duly elected and qualified under the provisions of the Bylaws of TLIC.

5. This merger of TOLIC with and into TLIC is intended to be a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986.

TOLIC stock shall be deemed cancelled by operation of law. Therefore, in exchange for its agreement to merge TOLIC into TLIC, TIHI shall receive TLIC Common Stock equal in value to the fair market value of the TOLIC Common Stock that is deemed cancelled and Transamerica Corporation shall receive Series B Preferred Stock from TLIC equal in value to the fair market value of the TOLIC Voting Preferred Stock that is deemed cancelled.

6. The merger shall become effective on October 1, 2008, or such later date when the necessary regulatory approvals have been obtained, including the approval of the Iowa Insurance Division.

CORPORATE SEAL Attest:	TRANSAMERICA LIFE INSURANCE COMPANY

By:
Craig D. Vermie		Brenda K. Clancy
Secretary		President Date:

CORPORATE SEAL Attest:	TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:
Craig D. Vermie		James M. Flewellen
Secretary		President Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                                              , a Notary Public, do hereby certify that on                                 , 2008, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public My Commission Expires: _____________

STATE OF CALIFORNIA )
) ss
COUNTY OF__________ )

I,                                              , a Notary Public, do hereby certify that on                                 , 2008, personally appeared before me James M. Flewellen, who being by me first duly sworn, declared that he is the President of Transamerica Occidental Life Insurance Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public My Commission Expires: _____________

CERTIFICATION

I, Craig D. Vermie, being the duly constituted Secretary of Transamerica Life Insurance Company (“TLIC”), a corporation duly organized and existing under the laws of Iowa, hereby certify that the following is a true and correct copy of resolutions duly adopted by Written Consent of the Board of Directors of TLIC dated August 27, 2008, and said resolutions are still in full force and effect:

WHEREAS, the consummation of the statutory mergers of Transamerica Occidental Life Insurance Company and Life Investors Insurance Company of America with and into Transamerica Life Insurance Company, in accordance with the applicable laws of the State of Iowa, and the resulting cessation of the separate existence of Transamerica Occidental Life Insurance Company and of Life Investors Insurance Company of America is expected soon; and

WHEREAS, upon the consummation of the statutory mergers, Transamerica Life Insurance Company shall possess all assets, including all separate account assets, of Transamerica Occidental Insurance Company and Life Investors Insurance Company of America, and Transamerica Life Insurance Company shall be vested with all obligations belonging to or due Transamerica Occidental Life Insurance Company and Life Investors Insurance Company of America without further act or deed; and

WHEREAS, Transamerica Life Insurance Company is and shall continue to be subject to the laws of the State of Iowa; and

WHEREAS, upon consummation of the statutory mergers, Transamerica Life Insurance Company shall become the depositor of Life Investors Variable Account A of Life Investors Insurance Company of America, and of the following Separate Accounts of Transamerica Occidental Life Insurance Company:

Transamerica Occidental Life Insurance Company Separate Account VA-2L;

Transamerica Occidental Life Insurance Company Separate Account VA-5;

Transamerica Occidental Life Insurance Company Separate Account VL;

Transamerica Occidental Life Insurance Company Separate Account VUL-1;

Transamerica Occidental Life Insurance Company Separate Account VUL-2;

Transamerica Occidental Life Insurance Company Separate Account VUL-3;

Transamerica Occidental Life Insurance Company Separate Account VUL-4;

Transamerica Occidental Life Insurance Company Separate Account VUL-5;

Transamerica Occidental Life Insurance Company Separate Account VUL-6; and

WHEREAS, each of the above-mentioned Separate Accounts has been duly established in accordance with the applicable provisions of the insurance law of the State of Iowa and is registered with the United States Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940; and

WHEREAS, Life Investors Variable Account A supports benefits payable under variable universal life insurance policies issued by Life Investors Insurance Company of America, and each of the other above-mentioned Separate Accounts supports benefits payable under variable annuity contracts or variable universal life insurance policies issued by Transamerica Occidental Life Insurance Company, and, upon consummation of the statutory mergers, Transamerica Life Insurance Company shall become the issuer of each such variable annuity contract and variable universal life insurance policy; and

WHEREAS, the Directors of Transamerica Life Insurance Company deem it advisable to change the designations of the above-mentioned Separate Accounts as follows, upon the consummation of the statutory mergers:

Separate Account VA-2L of Transamerica Life Insurance Company;

Separate Account VA-5 of Transamerica Life Insurance Company;

Separate Account VL of Transamerica Life Insurance Company;

Separate Account VUL-1 of Transamerica Life Insurance Company;

Separate Account VUL-2 of Transamerica Life Insurance Company;

Separate Account VUL-3 of Transamerica Life Insurance Company

Separate Account VUL-4 of Transamerica Life Insurance Company;

Separate Account VUL-5 of Transamerica Life Insurance Company;

Separate Account VUL-6 of Transamerica Life Insurance Company;

Variable Life Account A of Transamerica Life Insurance Company.

NOW THEREFORE, BE IT RESOLVED, that Transamerica Life Insurance Company, an Iowa stock life insurance company, shall be authorized to act as the depositor of the following Separate Accounts of Transamerica Occidental Life Insurance Company and Life Investors Insurance Company of America:

Transamerica Occidental Life Insurance Company Separate Account VA-2L;

Transamerica Occidental Life Insurance Company Separate Account VA-5;

Transamerica Occidental Life Insurance Company Separate Account VL;

Transamerica Occidental Life Insurance Company Separate Account VUL-1;

Transamerica Occidental Life Insurance Company Separate Account VUL-2;

Transamerica Occidental Life Insurance Company Separate Account VUL-3;

Transamerica Occidental Life Insurance Company Separate Account VUL-4;

Transamerica Occidental Life Insurance Company Separate Account VUL-5;

Transamerica Occidental Life Insurance Company Separate Account VUL-6;

Life Investors Insurance Company of America Life Investors Variable Account A; and

RESOLVED FURTHER, that the Board of Directors of Transamerica Life Insurance Company hereby approves changing the designations of the above-listed Separate Accounts of Transamerica Occidental Life Insurance Company and Life Investors Insurance Company of America as follows, upon consummation of the statutory mergers of Transamerica Occidental Life

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Insurance Company and Life Investors Insurance Company of America with and into Transamerica Life Insurance Company:

Separate Account VA-2L of Transamerica Life Insurance Company;

Separate Account VA-5 of Transamerica Life Insurance Company;

Separate Account VL of Transamerica Life Insurance Company;

Separate Account VUL-1 of Transamerica Life Insurance Company;

Separate Account VUL-2 of Transamerica Life Insurance Company;

Separate Account VUL-3 of Transamerica Life Insurance Company

Separate Account VUL-4 of Transamerica Life Insurance Company;

Separate Account VUL-5 of Transamerica Life Insurance Company;

Separate Account VUL-6 of Transamerica Life Insurance Company;

Variable Life Account A of Transamerica Life Insurance Company; and

RESOLVED FURTHER, that the appropriate officers of Transamerica life Insurance Company, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions and execute any and all documents, as may be necessary to maintain the lawful operations of each of the above-listed Separate Accounts under all applicable federal and state laws, rules, and regulation.

Dated this 26th day of Sept., 2008.

Craig D. Vermie

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